Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential World Fund, Inc.:

We consent to the use of our report dated December 16, 2014 with respect to Prudential Jennison International Equity Fund, a series of Prudential World Fund, Inc., incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers” and “Financial Statements” in the statement of additional information.

New York, New York

December 23, 2014